EXHIBIT 99.4


     GUARANTEE, dated as of December 15, 1994, made by Viacom International Inc., a Delaware corporation (the "Guarantor"), in favor of the holders of the 7% Subordinated Debentures, Series A, due July 1, 2003 (the "Debentures") of Paramount Communications Inc. ("Paramount").

                                  WITNESSETH:
                                  -----------

     SECTION 1. Guarantee. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Debentures (the "Obligations"), according to the terms of such D tures and as more fully described in the Indenture dated as of April 15, 1973 between Paramount (as successor to Gulf & Western Inc.) and Chemical Bank (as successor to Manufacturers Hanover Trust Company) (the "Trustee"), as trustee (as amended, modified or otherwise supplemented from time t o time, referred to herein as the "Indenture").

     SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of holder of the Debentures with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

     (i) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

    (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any of the Indenture;

   (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

    (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Paramount, or a guarantor.

     SECTION 3. Waiver. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of Paramount, any right to require a proceeding filed first against Paramount, protest or notice with respect to the Debentu or the indebtedness evidenced thereby and all demands whatsoever.



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     SECTION 4. No Waiver; Remedies. No failure on the part of any holder of the
Debentures to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exer thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5. Continuing Guarantee; Transfer of Interest. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until the earliest to occur of (A) the date on which the Guarantor shall consolidate with or merge into Paramount or any successor thereto, the date on which Paramount or any successor thereto shall consolidate with or merge into the Guarantor and (C) payment in full of the Obligations, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by any holder of Debentures, by the Trustee and by their respective successors, transferees, and assigns.

     SECTION 6. Subordination. The payment of the Obligations under this Guarantee is hereby expressly subordinated to Senior Indebtedness (as such term is defined in the Indenture, dated as of September 15, 1991, among the Guarantor, as issuer, Viacom Inc., as guarantor ("Viacom"), an e Bank of New York ("BONY"), as trustee, as supplemented by the First Supplemental Indenture dated as of September 15, 1991 among the Guarantor, Viacom and BONY, and as further supplemented by the Second Supplemental Indenture dated as of March 4, 1992 among the Guarantor, Viacom and BONY) of the Guarantor to the same extent as the 9-1/8% Senior Subordinated Notes due 1999 of the Guarantor, 8-3/4% Senior Subordinated Reset Notes due 2001 of the Guarantor and 10-1/4% Senior Subordinated Notes due 2001 of the Guarantor (collectively, the "VII Senior Subordinated Notes") are subordi nated to such Senior Indebtedness and this Guarantee shall rank pari passu with the VII Senior Subordinated Notes.

     SECTION 7. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any holder of the Debentures or the Trustee upon the insolvency, bankrup or reorganization of Paramount or otherwise, all as though such payment had not been made.

     SECTION 8. Limitation of Guarantor's Liability. The Guarantor, and by its acceptance of this Guarantee each holder of Debentures, hereby confirms that it is the intention of all such parties that in no event shall any obligations of the Guarantor under its Guarantee constitute a f ulent transfer or conveyance for purposes of, or result in a violation of, any United States federal or applicable United States state law. To effectuate the foregoing intention, in the event that this Guarantee would, but for this sentence, constitute or result in such a transfer or violati on, then the liability of the Guarantor under its Guarantee shall be reduced to the extent necessary to eliminate such violation under the applicable fraudulent conveyance or similar law.



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     SECTION 9.  Amendment.  The Guarantor may amend this  Guarantee at any time for any purpose without the consent of the Trustee or any holder of the Debentures.

     SECTION 10. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        VIACOM INTERNATIONAL INC.


                                        By: /s/ GEORGE S. SMITH, JR
                                           ------------------------------------
                                            Name:  George S. Smith, Jr.
                                            Title: Senior Vice President,
                                                   Chief Financial Officer




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